Exhibit 10.13

AMENDMENT TO INDEPENDENT DIRECTOR AGREEMENT

This amendment (“Amendment”), dated as of the date set forth below, is to that certain Independent Director Agreement (the “Agreement”) dated November 4, 2022 by and between [_____] (the “Director”) and NeoVolta, Inc. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Company and Director have mutually agreed to modify the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the parties hereto agree as follows:

1.                   Section 2 – “COMPENSATION” of the Agreement is hereby amended and restated as follows:

“COMPENSATION. The following shall serve as compensation to the Director, for all duties, services, and positions:

Cash and Common Shares. As annual compensation, the Company agrees to compensate Director in the amount of Sixty-Five Thousand ($65,000). Compensation shall be earned quarterly wherein not less than 70% is paid in common shares of the Company (the “Shares”), issued in book entry form calculated based on the share price at the end of such fiscal quarter, and up to 30% paid in cash, with such final amounts to be determined by the Director. All Shares to be issued for each fiscal year shall be earned at the end of each fiscal quarter (provided the Director is serving as a Director at such quarter-end), but the Director shall receive one aggregate issuance of all earned Shares on the earlier of June 30 of each year during the term of this Agreement or upon the Director ceasing to serve as a Director of the Company for any reason.”

2.                   Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

3.                   This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated below.

NeoVolta, Inc.	[_________]

By: ______________________________	By: ______________________________
Brent Willson
Chief Executive Officer

Date: ________________, 2022